2nd Quarter 2013 Earnings Conference Call July 26, 2013 Exhibit 99.3

Safe Harbor Statement 2 The information contained herein is as of the date of this presentation. Many factors may impact forward-looking statements including, but not limited to, the following: impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; impact of electric and natural gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, increased thefts of electricity and natural gas and high levels of uncollectible accounts receivable; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; the potential for increased costs or delays in completion of significant construction projects; the uncertainties of successful exploration of unconventional gas and oil resources and challenges in estimating gas and oil reserves with certainty; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; binding arbitration, litigation and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the “Forward-Looking Statements” sections in each of DTE Energy’s and DTE Electric’s 2012 Forms 10-K and 2013 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.

Participants 3 • Dave Meador – Executive Vice President and CFO • Peter Oleksiak – Senior Vice President of Finance • Dan Brudzynski – Vice President, Treasurer & Investor Relations • Anastasia Minor – Director, Investor Relations

• Business Update • Second Quarter 2013 Earnings Results • Cash Flow and Capital Expenditures • Summary 4

Our business strategy is fundamental to how we create value for our investors  Utility growth plan driven by mandated investments  Meaningful, transparent, low-risk growth opportunities in non-utility businesses provide diversity in earnings and geography  Constructive regulatory structure and continued cost savings enable utilities to earn their authorized returns  Program in place to achieve operational excellence and customer satisfaction that are distinctive in our industry  Maintain 60% - 70% dividend payout target and strong BBB credit rating 5

2008A 2009A 2010A 2011A 2012A 2013E 2014E 2015E 2016E 2017E $3.80 We remain committed to delivering on our targets * Reconciliation to GAAP reported earnings included in the appendix; 2008 – 2012 operating EPS adjusted for Unconventional Gas Production discontinued operations $3.33 $3.75 $3.64 Dividend per share 5.4% CAGR 2009-2013 (Annualized) Operating EPS* 7% CAGR 2008-2014 Guidance Midpoint $4.05 Early Outlook Midpoint $4.27 $3.94 $2.12 $2.24 $2.35 $2.48 $2.12 $2.83 $2.62 (dollars) 6 Aspiration of $1 billion in operating earnings by 2017

7 DTE Electric DTE Gas • Mandated capital investment and ongoing transitioning of generation portfolio supports $6.4 billion capital investment through 2017 • Rate case deferral strategy through 2014 • Cost control lowers operating costs and supports customer affordability • Near term $90 million renewables rate reduction • Over $1 billion capital investment through 2017 with dedicated recovery of $400 million of rate base through Infrastructure Recovery Mechanism (IRM) • IRM enables multiple year rate case deferral strategy • Cost control lowers operating costs and supports customer affordability We see strong growth opportunities in our utilities that support our 5-6% EPS growth outlook

8 Gas Storage & Pipelines Power & Industrial Projects • Targeting 10%-15% earnings growth with 10%-12% ROIC • Multiple asset platforms with expansion opportunities • Partnerships with established pipeline / E&P players • Manage risk exposure through long-term contracts • Targeting ~20% earnings growth with 10%-15% ROIC • Capitalize on strong position in industrial energy services • Grow renewables through completion of development projects • Maximize Reduced Emissions Fuel opportunity Our non-utility segments provide additional long-term growth opportunities

Michigan economic indicators highlight continued recovery in 2013 9 Michigan leads the country in new manufacturing job creation Michigan ranked #7 on Corporate Income Tax ranking 1,144 1,578 1,912 2,252 2,447 2009 2010 2011 2012 2013E Increased Auto Production (000s) 13.4% 12.7% 10.4% 8.9% 8.3% 2009 2010 2011 2012 2013E Lower Unemployment Rate 6.8 8.8 9.8 11.9 14.4 2009 2010 2011 2012 2013E Housing Starts Up (000s) Source: Auto and housing statistics from IHS; unemployment rate from Bureau of Labor Statistics with forecast from DTE Energy Rated Metro Detroit #5 in Annual Home Price Gains Upgraded Michigan’s outlook to positive

Sally Talberg Commissioner Appointed: 7/3/13 Term Ends: 7/2/19 Greg White Commissioner Appointed: 12/4/09 Term Ends: 7/2/15 Source: MPSC website - www.michigan.gov/mpsc - July 2013 • Sally Talberg appointed to a six year term beginning July 2013 • Previous work experience includes • Energy efficiency consultant in the private sector • Michigan Public Service Commission, Michigan Department of Environmental Quality and the Public Utility Commission of Texas Governor Snyder appoints new commissioner to Michigan Public Service Commission John Quackenbush Chairman Appointed: 9/15/11 Term Ends: 7/2/17 10

• Business Update • Second Quarter 2013 Earnings Results • Cash Flow and Capital Expenditures • Summary 11

Overview * Reconciliation to GAAP reported earnings included in the appendix Year to date operating earnings* are $1.96 per share vs. $1.78 over same period last year and DTE is on track to meet our earnings target for the year DTE Energy 2Q 2013 operating earnings* per share of $0.62 vs. $0.87 in 2Q 2012 driven by: • Weather related electric sales down year over year • Structural cost improvements have lowered benefits expense due to plan design changes • Began distribution reliability and generation reinvestment at both utilities Balance sheet remains strong • Generated $1.3 billion in cash from operations through 2Q 2013 • On pace to hit balance sheet metrics in 2013 12

DTE Energy Second Quarter 2013 Operating Earnings Per Share* 13 Gas Storage & Pipelines $0.09 Power & Industrial Projects $0.06 * Reconciliation to GAAP reported earnings included in the appendix Energy Trading ($0.01) Corporate & Other ($0.08) DTE Gas $0.05 Non-Utility $0.14 DTE Electric $0.51 $0.62

DTE Electric 127$ 89$ (38)$ DTE Gas 4 8 4 Gas Storage & Pipelines 17 16 (1) Power & Industrial Projects 10 11 1 Energy Trading 4 (2) (6) Corporate & Other (15) (13) 2 DTE Energy 147$ 109$ (38)$ Operating EPS 0.87$ 0.62$ (0.25)$ Avg. Shares Outstanding 171 175 DTE Energy Second Quarter 2013 Operating Earnings Variance 14 Operating Earnings* (millions, except EPS) 2Q 2012 2Q 2013 Change * Reconciliation to GAAP reported earnings included in the appendix DTE Electric • Abnormally hot weather in 2Q 2012, O&M reinvestment, higher storm and planned outage expenses partially offset by lower benefits expense DTE Gas • Cooler weather in 2Q 2013 vs. 2Q 2012, rate order settlement, lower benefits expense, partially offset by O&M reinvestment and 2Q 2012 revenue decoupler true-up Non-Utility • Gas Storage & Pipelines driven by growth across the pipeline platforms offset by lower storage earnings • Power & Industrial Projects higher due to growth in renewables and on-site energy project portfolio acquisition • Energy Trading lower due to fewer market opportunities Drivers

DTE Electric Variance Analysis 15 * Reconciliation to GAAP reported earnings included in the appendix $127 ($23) (millions) $12 ($20) Drivers Operating Earnings* Variance ($7) $89 • Abnormally hot weather in 2Q 2012 Variance to normal weather - 2Q 2012: $21 - 2Q 2013: ($2) • O&M driven by generation and distribution reliability reinvestment ($8 million), increased storm expense, and higher planned outage expense • Lower benefits expense due to plan changes • Other is primarily depreciation, property tax, and interest expense driven by rate base growth

DTE Electric on track to achieve its full year operating earnings* target 16 * Reconciliation to GAAP reported earnings included in the appendix $483 ($12) (millions) $20 ($18) ($9) ~$485 ($25) $10 $30 $5 First Half of Year ($19) (actuals) Last Half of Year ~$20 (estimates)

DTE Gas Variance Analysis 17 * Reconciliation to GAAP reported earnings included in the appendix $4 (millions) ($7) $6 • Cooler weather in 2Q 2013 Variance to normal weather - 2Q 2012: ($2) - 2Q 2013: $4 • Lower benefits expense due to plan changes • One time $5 million revenue decoupler true-up in 2Q 2012 $2 $8 Drivers Operating Earnings* Variance $3

We are on track to achieve our 2013 operating earnings* guidance at all of our segments Guidance drivers 2013 Guidance* 2013 YTD** Actuals (millions, except EPS) DTE Electric • Load and renewables growth, lower benefits expense partially offset by O&M reinvestment $204 $480 - $490 DTE Gas 104 115 - 120 Gas Storage & Pipelines 33 65 - 70 Power & Industrial Projects 23 60 - 70 Energy Trading 5 10 - 30 Corporate & Other (26) (46) DTE Energy Operating EPS* Avg. Shares Outstanding $343 $1.96 174 $684 - $734 $3.90 - $4.20 175 * Reconciliation to GAAP reported earnings included in the appendix 18 ** Six months ended June 30, 2013 • Favorable weather, higher consumption; lower benefits expense offset by O&M reinvestment    • Continued Bluestone ramp-up • REF and renewables growth • On track to achieve guidance range 

• Business Update • Second Quarter 2013 Earnings Results • Cash Flow and Capital Expenditures • Summary 19

YTD 2012 YTD 2013 Cash From Operations* $1.2 $1.3 Capital Spending (0.9) (0.9) Free Cash Flow $0.3 $0.4 Asset Sales - - Dividends (0.2) (0.2) Net Cash $0.1 $0.2 Debt Financing: Issuances $0.5 $0.3 Redemptions (0.5) (0.5) Change in Debt $0.0 ($0.2) DTE Energy YTD 2013 Cash Flow Cash Flow Summary (billions) • Cash flow favorability driven by lower corporate tax payments and increased weather related collections at DTE Gas Drivers * Includes ~$110 million and ~$150 million of equity issued for employee benefit programs in YTD 2012 and YTD 2013, respectively 20

YTD 2012 YTD 2013 DTE Electric Operational $458 $419 Environmental 66 72 Renewable Energy 86 116 $610 $607 DTE Gas Operational $70 $70 Main Renewal / Meter Move Out / Pipeline Integrity 28 32 $98 $102 Non-Utility $142 $211 Total $850 $920 DTE Energy YTD 2013 Capital Expenditures Capital Expenditures (millions) • DTE Electric capital lower due to nuclear refueling outage in 2012 partially offset by increased investments in renewable energy • Non-utility increase driven by investments in Bluestone Pipeline and gathering Drivers 21

2012 2013E 22 * Debt excludes securitization, a portion of DTE Gas’ short-term debt, and considers 50% of the Junior Subordinated Notes as equity • Issued $175 million of equity to date – Targeting $300 million for the year • Successfully extended credit facility to mature in 2018 • $1.6 billion of available liquidity, as of June 30, 2013 Leverage* Funds from Operations / Debt* 2012 2013E 50% 50% Target 50% - 52% 22% 22% Target 21% - 22% Strong balance sheet remains a key priority and supports growth

• Business Update • Second Quarter 2013 Earnings Results • Cash Flow and Capital Expenditures • Summary 23

• 2Q 2013 operating EPS* of $0.62 driven by cooler weather in 2Q 2013, O&M reinvestment in generation and distribution reliability, solid performance from non-utility businesses, and benefit plan changes • Confident in meeting year end operating earnings target • Mandated utility investments and meaningful, low-risk growth opportunities in our non- utility businesses expected to provide 5% - 6% annual EPS growth going forward • Balance sheet and cash flow metrics remain strong Summary 24 * Reconciliation to GAAP reported earnings included in the appendix

Contact Us 25 DTE Energy Investor Relations www.dteenergy.com/investors (313) 235-8030

Appendix

Due to the recent MPSC approval to defer costs related to transitioning City of Detroit Public Lighting Department (PLD) retail customers to DTE, existing PLD customers’ meters will be converted to DTE meters in the next 6 to 12 months. Pending MPSC approval of the recently filed transitional structure of this program, and completion of meter conversion: • PLD will transfer 115 customers to DTE; PLD will continue to deliver power to some customer locations as DTE builds out of its distribution system • New distribution system build out by DTE will occur over 5 – 7 years with an expected capital investment of ~$300 million • DTE will not take over any assets or liabilities from PLD 27 City of Detroit to exit electricity distribution business

2014 Drivers 2014 Early Outlook* 2013 Guidance* (millions, except EPS) DTE Electric $480 - $490 $515 - $525 DTE Gas Full year of Infrastructure Recovery Mechanism; continuous improvement 115 - 120 120 - 126 Gas Storage & Pipelines Bluestone pipeline and gathering 65 - 70 72 - 78 Power & Industrial Projects Reduced Emissions Fuel and renewable energy projects 60 - 70 75 - 85 Energy Trading Comparable market opportunities 10 - 30 10 - 30 Corporate & Other (46) (51) DTE Energy Operating EPS Avg. Shares Outstanding $684 - $734 $3.90 - $4.20 175 $741 - $793 $4.12 - $4.42 180 * Reconciliation to GAAP reported earnings included in the appendix Revenue decoupler amortized to income, renewables growth, continuous improvement 28 DTE Energy 2014 Operating Earnings Early Outlook

2012 2013 Actual Guidance Cash From Operations* $2.2 $1.8 Capital Spending (2.1) (2.2) Free Cash Flow $0.1 ($0.4) Asset Sales 0.3 - Dividends (0.4) (0.4) Net Cash $0.0 ($0.8) Debt Financing: Issuances $0.8 $1.6 Redemptions (0.8) (0.8) Change in Debt $0.0 $0.8 DTE Energy 2013 Cash Flow Guidance Cash Flow Summary (billions) • 2013 cash from operations decrease due to timing of benefit plan contributions, higher gas inventory purchases and lower surcharge collections • Unconventional Gas business sale in 2012 led to higher asset sales 2013 Drivers * Includes $0.2 billion and planned $0.3 billion of equity issued for employee benefit programs in 2012 and 2013, respectively 29

30 DTE Energy 2013 Capital Expenditure Guidance 2012 2013 Actual Guidance DTE Electric Operational $823 $1,020 Environmental 161 335 Renewable Energy 246 200 $1,230 $1,555 DTE Gas Operational $146 $140 Main Renewal / Meter Move-out / Pipeline Integrity 74 80 $220 $220 $594 $400 Total $2,044 $2,175 Non-Utility Capital Expenditures Summary (millions) DTE Electric • Increased investment in operational capital for improved generation and distribution reliability • Higher environmental capital to meet 2015 compliance DTE Gas • Higher capital for main renewal and meter relocation projects Non-Utility • 2013 capital investment driven by Bluestone pipeline and gathering and various Power & Industrial projects 2013 Drivers

Reduced Emissions Fuel earnings contribution should continue to grow

DTE Energy

(millions)

Reduced Emissions Fuel Earnings Contribution*



2012
~$40
2013E
~$50
2014E - 2017E
$60 - $65

2012
- Operations target met at five placed units
- 6th unit operational at year end

2013E
- 7th unit sited; online 3Q 2013
- Marketing two remaining units to potential host sites
- Optimizing operations

2014E - 2017E
- Continued optimization of operations
- Potential increased volumes through additional relocations

* After-tax earnings contribution before allocation of overheads

31

DTE Energy Trading Reconciliation of Operating Earnings* to Economic Net Income

(millions)



$7
$5
($2)
2Q 2013 Operating Earnings*
Accounting Adjustments**
2Q 2013 Economic Net Income



$21
$25
$4
2Q 2012 Operating Earnings*
Accounting Adjustments**
2Q 2012 Economic Net Income

- Economic net income equals economic gross margin*** minus O&M expenses and taxes
- DTE Energy management uses economic net income as one of the performance measures for external communications with analysts and investors
- Internally, DTE Energy uses economic net income as one of the measures to review performance against financial targets and budget

Operating Earnings*
(millions, after-tax)

	2Q 2013	2Q 2012
Realized	$9	$12
Unrealized	3	5
O&M / Other	(14)	(13)
	$(2)	$4

* Reconciliation to GAAP reported earnings included in the appendix

** Consists of the income statement effect of not recognizing changes in the fair market value of certain non-derivative contracts including physical inventory and capacity contracts for transportation, transmission and storage. These contracts are not MTM, instead are recognized for accounting purposes on an accrual basis.

*** Economic gross margin is the change in net fair value of realized and unrealized purchase and sale contracts including certain non-derivative contract costs

32

DTE Energy Trading Reconciliation of Operating Earnings* to Economic Net Income ** Consists of the income statement effect of not recognizing changes in the fair market value of certain non- derivative contracts including physical inventory and capacity contracts for transportation, transmission and storage. These contracts are not MTM, instead are recognized for accounting purposes on an accrual basis. (millions) YTD 2013 Economic Net Income Accounting Adjustments** YTD 2013 Operating Earnings* $2 $23 • Economic net income equals economic gross margin*** minus O&M expenses and taxes • DTE Energy management uses economic net income as one of the performance measures for external communications with analysts and investors • Internally, DTE Energy uses economic net income as one of the measures to review performance against financial targets and budget * Reconciliation to GAAP reported earnings included in the appendix *** Economic gross margin is the change in net fair value of realized and unrealized purchase and sale contracts including certain non-derivative contract costs Operating Earnings* Realized Unrealized O&M / Other YTD 2012 YTD 2013 $22 $31 2 5 (25) (28) (millions, after-tax) $2 $5 YTD 2012 Operating Earnings* YTD 2012 Economic Net Income Accounting Adjustments** 33 $21 $5 $9 $14

34 Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Reconciliation of 2Q 2013 Reported to Operating Earnings 2Q 2013 DTE Energy DTE Electric DTE Gas Gas Storage & Pipelines Power & Indust. Projects Energy Trading Corporate & Other R o E rnings 105$ 89$ 8$ 16$ 7$ (2)$ (13)$ Asset Impairment 4 - - - 4 - - Operating Earnings 109$ 89$ 8$ 16$ 11$ (2)$ (13)$ Net Income ($ millions) 2Q 2013 DTE Energy DTE Electric DTE Gas Gas Storage & Pipelines Power & Indust. Projects Energy Trading Corporate & Other Reported Earnings 0.60$ 0.51$ 0.05$ 0.09$ 0.04$ (0.01)$ (0.08)$ Asset Impairment 0.02 - - - 0.02 - - Operating Earnings 0.62$ 0.51$ 0.05$ 0.09$ 0.06$ (0.01)$ (0.08)$ $EPS

35 Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Reconciliation of year to date June 30, 2013 Reported to Operating Earnings YTD 2013 DTE Energy DTE Electric DTE Gas Gas Storage & Pipelines Power & Indust. Projects Energy Trading Corporate & Other R p t E r ings 339$ 204$ 104$ 33$ 19$ 5$ (26)$ Asset Impairment 4 - - - 4 - - Operating Earnings 343$ 204$ 104$ 33$ 23$ 5$ (26)$ Net Income ($ millions) YTD 2013 DTE Energy DTE Electric DTE Gas Gas Storage & Pipelines Power & Indust. Projects Energy Trading Corporate & Other Reported Earnings 1.94$ 1.17$ 0.60$ 0.19$ 0.11$ 0.03$ (0.16)$ Asset Impairment 0.02 - - - 0.02 - - Operating Earnings 1.96$ 1.17$ 0.60$ 0.19$ 0.13$ 0.03$ (0.16)$ $EPS

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Reconciliation of 2Q 2012 Reported to Operating Earnings 2Q 2012 DTE Energy DTE Electric DTE Gas Gas Storage & Pipelines Power & Indust. Projects Energy Trading Corporate & Other Unc. Gas Prod. R o t E nings 146$ 127$ 4$ 17$ 10$ 4$ (15)$ (1)$ Discontinued Operations of Unconventional Gas 1 - - - - - - 1 Operating Earnings 147$ 127$ 4$ 17$ 10$ 4$ (15)$ -$ Net Income ($ millions) 2Q 2012 DTE Energy DTE Electric DTE Gas Gas Storage & Pipelines Power & Indust. Projects Energy Trading Corporate & Other Unc. Gas Prod. Reported Earnings 0.86$ 0.74$ 0.03$ 0.10$ 0.06$ 0.02$ (0.08)$ (0.01)$ Discontinued Operations of Unconventional Gas 0.01 - - - - - - 0.01 Operating Earnings 0.87$ 0.74$ 0.03$ 0.10$ 0.06$ 0.02$ (0.08)$ -$ $EPS 36

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Reconciliation of year to date June 30, 2012 Reported to Operating Earnings YTD 2012 DTE Energy DTE Electric DTE Gas Gas Storage & Pipelines Power & Indust. Projects Energy Trading Corporate & Other Unc. Gas Prod. R o t E nings 302$ 223$ 56$ 34$ 18$ 2$ (30)$ (1)$ Discontinued Operations of Unconventional Gas 1 - - - - - - 1 Operating Earnings 303$ 223$ 56$ 34$ 18$ 2$ (30)$ -$ Net Income ($ millions) YTD 2012 DTE Energy DTE Electric DTE Gas Gas Storage & Pipelines Power & Indust. Projects Energy Trading Corporate & Other Unc. Gas Prod. Reported Earnings 1.77$ 1.30$ 0.33$ 0.20$ 0.11$ 0.01$ (0.17)$ (0.01)$ Discontinued Operations of Unconventional Gas 0.01 - - - - - - 0.01 Operating Earnings 1.78$ 1.30$ 0.33$ 0.20$ 0.11$ 0.01$ (0.17)$ -$ $EPS 37

Reconciliation of 2012 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2012 — Net Income ($ millions)

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 610	$ 483	$ 115	$ 61	$ 42	$ 12	$ (47)	$ (56)
Coke oven gas settlement	7	-	-	-	7	-	-	-
Loss on sale of coal transloading terminal and Petroleum coke mill impairment	3	-	-	-	3	-	-	-
Discontinued Operations of Unconventional Gas	56	-	-	-	-	-	-	56
Operating Earnings	$ 676	$ 483	$ 115	$ 61	$ 52	$ 12	$ (47)	$ -

2012 — $EPS

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 3.55	$ 2.81	$ 0.67	$ 0.36	$ 0.24	$ 0.07	$ (0.27)	$ (0.33)
Coke oven gas settlement	0.04	-	-	-	0.04	-	-	-
Loss on sale of coal transloading terminal and Petroleum coke mill impairment	0.02	-	-	-	0.02	-	-	-
Discontinued Operations of Unconventional Gas	0.33	-	-	-	-	-	-	0.33
Operating Earnings	$ 3.94	$ 2.81	$ 0.67	$ 0.36	$ 0.30	$ 0.07	$ (0.27)	$ -

38

Reconciliation of 2011 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2011 — **Net Income ($ millions)**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 711	$ 434	$ 110	$ 57	$ 38	$ 52	$ 23	$ (3)
Michigan Corporate Income Tax Adjustment	(87)	-	-	-	-	-	(87)	-
Fermi 1 Asset Retirement Obligation	9	9	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	3	-	-	-	-	-	-	3
Operating Earnings	$ 636	$ 443	$ 110	$ 57	$ 38	$ 52	$ (64)	$ -

2011 — **$EPS**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 4.18	$ 2.55	$ 0.65	$ 0.34	$ 0.22	$ 0.31	$ 0.13	$ (0.02)
Michigan Corporate Income Tax Adjustment	(0.50)	-	-	-	-	-	(0.50)	-
Fermi 1 Asset Retirement Obligation	0.05	0.05	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	0.02	-	-	-	-	-	-	0.02
Operating Earnings	$ 3.75	$ 2.60	$ 0.65	$ 0.34	$ 0.22	$ 0.31	$ (0.37)	$ -

39

Reconciliation of 2010 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2010 — **Net Income ($ millions)**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 630	$ 441	$ 127	$ 51	$ 85	$ 6	$ (72)	$ (8)
Performance Excellence Process - Cost to Achieve Deferral*	(20)	-	(20)	-	-	-	-	-
Settlement with Detroit Thermal	(3)	(3)	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	8	-	-	-	-	-	-	8
Operating Earnings	$ 615	$ 438	$ 107	$ 51	$ 85	$ 6	$ (72)	$ -

2010 — **$EPS**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 3.74	$ 2.62	$ 0.75	$ 0.30	$ 0.50	$ 0.04	$ (0.43)	$ (0.04)
Performance Excellence Process - Cost to Achieve Deferral*	(0.12)	-	(0.12)	-	-	-	-	-
Settlement with Detroit Thermal	(0.02)	(0.02)	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	0.04	-	-	-	-	-	-	0.04
Operating Earnings	$ 3.64	$ 2.60	$ 0.63	$ 0.30	$ 0.50	$ 0.04	$ (0.43)	$ -

* Deferral of previously expensed cost to achieve as allowed for in June 3, 2010 MPSC order (case - U-15985)

40

Reconciliation of 2009 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2009 — **Net Income ($ millions)**

2009	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 532	$ 376	$ 80	$ 49	$ 31	$ 75	$ (73)	$ (6)
Gain on Sale - gathering and treating assets (before goodwill allocation)	(13)	-	(13)	-	-	-	-	-
Goodwill allocation - gathering and treating assets	13	-	13	-	-	-	-	-
Chrysler Bad Debt	5	4	-	-	1	-	-	-
General Motors Bad Debt	3	-	-	-	3	-	-	-
Antrim Hedge	3	-	-	-	-	-	3	-
Discontinued Operations of Unconventional Gas	6	-	-	-	-	-	-	6
Operating Earnings	$ 549	$ 380	$ 80	$ 49	$ 35	$ 75	$ (70)	$ -

2009 — **$EPS**

2009	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 3.24	$ 2.28	$ 0.49	$ 0.30	$ 0.19	$ 0.46	$ (0.45)	$ (0.03)
Gain on Sale - gathering and treating assets (before goodwill allocation)	(0.08)	-	(0.08)	-	-	-	-	-
Goodwill allocation - gathering and treating assets	0.08	-	0.08	-	-	-	-	-
Chrysler Bad Debt	0.03	0.02	-	-	0.01	-	-	-
General Motors Bad Debt	0.02	-	-	-	0.02	-	-	-
Antrim Hedge	0.01	-	-	-	-	-	0.01	-
Discontinued Operations of Unconventional Gas	0.03	-	-	-	-	-	-	0.03
Operating Earnings	$ 3.33	$ 2.30	$ 0.49	$ 0.30	$ 0.22	$ 0.46	$ (0.44)	$ -

41

Reconciliation of 2008 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

Net Income ($ millions)

2008	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.	Syn Fuel
Reported Earnings	$ 546	$ 331	$ 85	$ 38	$ 40	$ 42	$ (97)	$ 87	$ 20
Performance Excellence Process	6	-	4	-	1	1	-	-	-
Core Barnett Sale	(81)	-	-	-	-	-	-	(81)	-
Antrim hedge	13	-	-	-	-	-	13	-	-
Barnett Lease impairment	5	-	-	-	-	-	-	5	-
Crete Sale - Tax True up	2	-	-	-	-	-	2	-	-
Synfuel Discontinued Operations	(20)	-	-	-	-	-	-	-	(20)
Discontinued Operations of Unconventional Gas	(11)	-	-	-	-	-	-	(11)	-
Operating Earnings	$ 460	$ 331	$ 89	$ 38	$ 41	$ 43	$ (82)	$ -	$ -

$EPS

2008	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.	Syn Fuel
Reported Earnings	$ 3.34	$ 2.03	$ 0.52	$ 0.23	$ 0.25	$ 0.26	$ (0.60)	$ 0.53	$ 0.12
Performance Excellence Process	0.05	-	0.03	-	0.01	0.01	-	-	-
Core Barnett Sale	(0.50)	-	-	-	-	-	-	(0.50)	-
Antrim hedge	0.08	-	-	-	-	-	0.08	-	-
Barnett Lease impairment	0.03	-	-	-	-	-	-	0.03	-
Crete Sale - Tax True up	0.01	-	-	-	-	-	0.01	-	-
Synfuel Discontinued Operations	(0.12)	-	-	-	-	-	-	-	(0.12)
Discontinued Operations of Unconventional Gas	(0.06)	-	-	-	-	-	-	(0.06)	-
Operating Earnings	$ 2.83	$ 2.03	$ 0.55	$ 0.23	$ 0.26	$ 0.27	$ (0.51)	$ -	$ -

42

Reconciliation of Other Reported to Operating Earnings 43 Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. In this presentation, DTE Energy provides guidance for future period operating earnings. It is likely that certain items that impact the company’s future period reported results will be excluded from operating results. A reconciliation to the comparable future period reported earnings is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. For comparative purposes, 2012 operating earnings excludes the Unconventional Gas Production segment that was classified as a discontinued operation on 12/31/2012.